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                                                                    EXHIBIT 10.2


                               LICENSE AGREEMENT

                                BY AND BETWEEN


                    SYNETIC HEALTHCARE COMMUNICATIONS, INC.


                                      AND


                              CERNER CORPORATION


                            DATED: JANUARY 2, 1999
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                               License Agreement


     This License Agreement (the "Agreement") is entered into as of the 2nd day of January, 1999 (the "Effective Date"), by and between Synetic Healthcare Communications, Inc., with offices at 669 River Drive, Elmwood Park, New Jersey 07407 ("Company"), and Cerner Corporation, a Delaware corporation with offices at 2800 Rockcreek Parkway, Kansas City, MO 64117 ("Cerner").

     WHEREAS, Cerner has entered into a Stockholder's Agreement, Subscription Agreement, Marketing Agreement, Master Services and Outsourcing Agreement, and Non-Competition Agreement with Company simultaneously with the execution of this Agreement;

     WHEREAS, Company was formed to engage in certain healthcare communications business activities, and Cerner is a developer and supplier of certain information technology and health-services that Company intends to incorporate into, and make an integral part of, Company's business; and

     WHEREAS, as part of such Subscription Agreement and as part of the consideration for receiving a 19.9% interest in the Company, Cerner agrees to enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, Company and Cerner hereby agree as follows:


                                 1.DEFINITIONS

1.1 "AGREEMENT". The term "Agreement" shall mean this Agreement, including all Schedules attached hereto.

1.2 "AVICENNA". The term "Avicenna" shall mean Avicenna Systems Corp., a Delaware corporation.

1.3 "CAREXCHANGE". The term "CareXchange" shall mean the transaction environment, consisting of a host computer or computers and a network or networks set up by Company to enable physicians and their staff to perform information activities and transactions by interfacing between their computers and those of healthcare payers, healthcare suppliers (e.g., laboratories and pharmacies), consumers and data switches (e.g., clearing houses).

1.4 "CERNER EXCLUDED PRODUCTS". The term "Cerner Excluded Products" shall mean those Cerner software products excluded as part of the Licensed Software, as such excluded software products are identified on Part V of Schedule A hereto.

1.5 "COMPANY'S BUSINESS". The term "Company's Business" shall mean the provision of "extra-enterprise" prescription, laboratory and managed care transaction and messaging services (the "Services") that connect physicians with payers (including, without limitation, indemnity insurance companies, HMOs, PBMs, and employers), pharmacies and laboratories, which shall include, without limitation, connection to and management of Services with all PBM systems; connection to and management of Services with all payer systems (including third party payers and direct payers (e.g., employers)); connection to and management of Services with all physicians and other provider systems; connection to and management of Services with healthcare suppliers (e.g., pharmacies,

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laboratories); connection to and management of Services with consumers; and
connection to and management of Services with other data switches (e.g., clearing houses), and any mutually agreed to extension or modification of any of the foregoing.

1.6 "CORE TECHNOLOGY". The term "Core Technology" shall mean those functions identified as such on Part II of Schedule A hereto.

1.7 "DEVELOPMENT DOCUMENTATION". The term "Development Documentation" shall mean all documentation related to the development of the Licensed Software, including design and system documentation, but excluding General Documentation.

1.8 "DOCUMENTATION". The term "Documentation" shall mean the Development Documentation and the General Documentation.

1.9 "DISTRIBUTION PARTNER". The term "Distribution Partner" shall have the meaning assigned to it in the Marketing Agreement.

1.10 "FREE SUPPORT PERIOD". The term "Free Support Period" shall mean the period of time commencing on the Effective Date of this Agreement and ending upon the earlier of: (i) five (5) years following the Effective Date, or (ii) the date Cerner elects to transfer its shares of the Company to Avicenna pursuant to Sections 2.03(d) and (e) of the Stockholder's Agreement.

1.11 "GENERAL DOCUMENTATION". The term "General Documentation" shall mean any and all Source Code, object code, and all user and release documentation and manuals related to the Licensed Software.

1.12 "GENERAL RELEASE". The term "General Release" shall mean the standard used by Cerner for software that is used in "production" use, or is generally made available in Cerner's commercial systems or products.

1.13 "HMO".  The term "HMO" shall mean a Health Maintenance Organization.

1.14 "IDN" or "INTEGRATED DELIVERY NETWORK". The term "IDN" or "Integrated Delivery Network" shall mean a legally structured alliance among one or more hospitals, physicians and other healthcare providers (laboratories, imaging centers, etc.) that can provide substantially all health care services to a defined geographic population of patients in a coordinated fashion.

1.15 "LICENSED SOFTWARE". The term "Licensed Software" shall mean (i) the Cerner software products, applications and code identified on Schedule A hereto and all other Cerner software, applications and code (other than Cerner Excluded Products) existing on the date hereof that facilitate the Company's Business;
(ii) Software Updates delivered by Cerner during any period in which Cerner is providing Software Support for the Licensed Software; (iii) New Functions developed by Cerner during the Software Period; (iv) software identified as, or deemed to be, "Licensed Software" under the Master Services and Outsourcing Agreement; and (v) all patents related to any of the foregoing. The Licensed Software shall include both the object code and Source Code versions of such software. However, the term Licensed Software shall not include Cerner Excluded Products. Schedule A shall be regularly updated to reflect the then current list of Licensed Software delivered to Company pursuant to Section 2.5 herein.

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1.16 "MASTER SERVICES AND OUTSOURCING AGREEMENT".  The term "Master Services and
Outsourcing Agreement" shall mean that certain master services and outsourcing agreement entered into by and between Company and Cerner simultaneous with the execution of this Agreement.

1.17 "MILLENNIUM COMPLIANT". The term "Millennium Compliant" shall mean the ability of the Licensed Software to provide all of the following functions: (a) consistently handle date information before, during, and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates; (b) function accurately, in accordance with its applicable General Documentation, and without interruption before, during, and after January 1, 2000, without any change in operations associated with the advent of the new century; (c) respond to two-digit year-date input in a predefined and consistent manner; and (d) store and provide output of date information in ways that are unambiguous as to century.

1.18 "NEW ARCHITECTURE". The term "New Architecture" shall mean a new set of functions that are incompatible with comparable functions (e.g., Classic OCF and Millennium OCF).

1.19 "NEW FUNCTIONS". The term "New Functions" shall mean functions developed by Cerner that facilitate Company's Business, are not included on the current Schedule A, are not Cerner Excluded Products and are not included in a Software Update given in support of a function included on the then-current Schedule A.

1.20 "NON-COMPETITION AGREEMENT". The term "Non-Competition Agreement" shall mean that certain non-competition agreement entered into by and among Company, Cerner, Avicenna and Synetic, Inc. simultaneous with the execution of this Agreement.

1.21 "PBM".  The term "PBM" shall mean a pharmacy benefits manager.

1.22 "POMIS". The term "POMIS" shall mean a physician office management information system.

1.23 "RELATED AGREEMENTS". The term "Related Agreements" shall mean that certain Stockholder's Agreement, Subscription Agreement, Marketing Agreement, Master Services and Outsourcing Agreement, and Non-Competition Agreement entered into by and between the parties simultaneously with the execution of this Agreement.

1.24 "RESTRICTED USES". The term "Restricted Uses" shall mean those restricted uses set forth on Schedule C hereto.

1.25 "RESTRICTED SERVICES". The term "Restricted Services" shall have the meaning assigned to it in the Non-Competition Agreement.

1.26 "SDK". The term "SDK" shall mean a software developer's kit designed to allow Distribution Partners to integrate Core Technology into their POMIS.

1.27 "SOFTWARE PERIOD". The term "Software Period" shall mean the period of time commencing on the Effective Date and ending on the later of: (a) the expiration of the Free Support Period; or (b) the first date upon which Cerner is no longer a shareholder of Company.

1.28 "SOFTWARE SUPPORT". The term "Software Support" shall mean the software support services for the Licensed Software, as such services are described on Schedule B hereto.

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1.29 "SOFTWARE UPDATES".  The term "Software Updates" shall have the meaning as set forth on Schedule B hereto.

1.30 "SOURCE CODE". The term "Source Code" shall mean the source code form of the Licensed Software, including source code listings as then commented.

1.31 "STOCKHOLDER'S AGREEMENT". The term "Stockholder's Agreement" shall mean that certain stockholder's agreement entered into by and among Company, Cerner, Synetic, Inc. and Avicenna simultaneous with the execution of this Agreement.

1.32 "TERRITORY". The term "Territory" shall mean (a) the United States; (b) Canada; (c) Mexico; and (d) any additional countries (each, an "Additional Country") included in the Territory as provided in Section 2.6 herein.

                             2.   LICENSE/DELIVERY

 2.1  License To Software.  Cerner hereby grants, pursuant to the terms of this
      -------------------
Agreement (including, without limitation, Section 2.3 hereof), to Company in the Territory, a perpetual, irrevocable, royalty-free, non-exclusive and non-assignable (except as permitted in Section 10.8) license: (i) to use, modify, copy, enhance, display, perform, distribute, transmit, adapt, maintain, customize, and create derivative works of, the Licensed Software (in object code form only, and not in the Source Code form of the Licensed Software), and the Documentation, (ii) to use, modify, copy, enhance, perform, adapt, maintain, customize, transmit or distribute, create derivative works of the Source Code form of the Licensed Software, and (iii) to integrate into other Company systems and to sublicense the Licensed Software, in whole or in part.

 2.2  Documentation.  Cerner shall deliver to Company such number of copies of
      -------------
the Documentation as are reasonably requested by Company for each component of the Licensed Software (including Software Updates thereto) delivered hereunder. Company will have the unlimited right, as part of the license granted herein, to make as many additional copies of the Documentation as it may deem necessary.

2.3   Scope of Use.  The licenses granted hereunder only permits Company to: (a)
      ------------
use the Licensed Software and Documentation in connection with Company's Business; (b) use the Licensed Software and Documentation for development, testing or disaster recovery production purposes; (c) modify the Licensed Software, in its sole discretion through the services of its own employees or of independent contractors, provided such independent contractors shall execute a nondisclosure agreement with Company prior to gaining access to the Source Code;
(d) integrate and/or embed components of the Licensed Software, in whole or in part, in Company systems and services, in desktop software and/or hardware distributed to physicians and as a SDK in POMIS solutions of Distribution Partners; (e) sublicense the Licensed Software, in whole or in part, to third parties in order to: (i) allow any third party to connect to the CareXchange;
(ii) allow deployment of physician desktop software (set forth in Parts II and III of Schedule A); and (iii) to allow a physician or a POMIS vendor to connect to the CareXchange through a POMIS by way of a SDK (as described in Part II of Schedule A), and in each case in furtherance of Company's Business; and (f) permit (either remotely or on-site) the use of or access to the Licensed Software by third parties providing maintenance, development, disaster recovery, facilities management, outsourcing or other services to Company, provided such third party shall execute a nondisclosure agreement with Company prior to using or gaining access to the Licensed Software. However, this Section 2.3 does not permit

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Company to use the Licensed Software for any Restricted Uses. Cerner shall cooperate fully with Company to allow Company's full use and enjoyment of any rights granted hereunder or in any Related Agreement. In any event, Source Code may only be disclosed, licensed or sublicensed to third parties to the extent necessary to develop, modify or support Licensed Software, to create interfaces to Licensed Software, and for use of an SDK by POMIS vendors as permitted by this Section 2.3.

   2.4  Third Party Use.  The Company will not allow the use of the Licensed
        ---------------
Software by any third party (including a Distribution Partner) unless such party has signed and delivered to Company an agreement restricting use of such Licensed Software in a manner consistent with Section 2.3 of this Agreement, and Company shall use reasonable efforts to include language substantially similar to the following in any such third party agreements:

     IN NO EVENT SHALL COMPANY, OR ITS SUPPLIERS AND LICENSORS, BE LIABLE FOR ANY DAMAGES OF ANY KIND OR NATURE, INCLUDING DIRECT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL, ARISING OUT OF THE USE OF ANY SOFTWARE SUPPLIED BY COMPANY. The licensee understands and agrees that the software provided by Company to licensee contains software that is the copyrighted product and a trade secret of Company and its suppliers and licensors, and that licensee will not use any such software in violation of the restrictions contained in this agreement and will not disclose the software to anyone other than its employees or agents as reasonably necessary for the purpose of this agreement and on the condition that it accepts full responsibility for any breach hereof by any such individual. The foregoing agreements are for the express benefit of Company, its suppliers and licensors, and may be enforced by Company, and its suppliers and licensors.

In the event any such third party does not agree to language substantially similar to the foregoing, Company shall consult with Cerner as to appropriate language for such third party. Company shall obtain Cerner's written consent (which shall not be unreasonably delayed or withheld) to language which is not substantially similar to the language set forth herein prior to releasing or allowing the use of the Licensed Software by such third party.

2.5     Delivery.  Upon execution of this Agreement, Cerner shall deliver one
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copy (in both object code and Source Code forms) of each component of the
Licensed Software listed on Schedule A hereto, together with their applicable Documentation that is available for General Release. In addition, during the Software Period, Cerner shall use best efforts to deliver as promptly as possible, but in no event longer than ten (10) business days, one copy (in both object code and Source Code forms) of other Licensed Software which Company requests to utilize, together with applicable Documentation. Without limitation of the foregoing, during any period in which Cerner is providing Software Support for the Licensed Software, Cerner shall use best efforts to provide Company with all Software Updates and during the Software Period, New Functions. Upon delivery of any Licensed Software to Company, Cerner shall amend Schedule A appropriately, sign two copies of the amendment and forward them to Company for countersignature and the return of one copy.

2.6     Additional Countries.  Company shall have the right during the Software
        --------------------
Period, to notify Cerner in writing of its intent to expand the Territory to Additional Countries. Within ten (10) business days or receipt of such notice, Cerner shall respond in writing indicating either that (a) the Territory has been deemed to be expanded to include the Additional Country or (b) the inclusion of such Additional Country in the Territory at the time of such request would cause Cerner to be in

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breach of pre-existing contractual commitments (and subject to applicable confidentiality restrictions, Cerner shall inform Company as to the nature of such commitments). If during the Software Period, the Territory is expanded to include Additional Countries, Cerner shall have the option to eliminate any Additional Country from the Territory twenty-four months from the date such Additional Country was included in the Territory if Company fails to enter into a written agreement with another party to deliver Services in such Additional Country during such twenty-four month period.

2.7  Cerner Patents.  Cerner hereby grants to Company the right to enforce such
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patents relating to the Licensed Software against third parties in Cerner's name, at Company's sole cost, provided however that Company will not so enforce such patents against third parties without Cerner's express written consent. In addition, during the term of the Non-Competition Agreement, Cerner shall not assert any patent it has against Company's Business.

2.8  365(n).  All rights and licenses granted under or pursuant to this
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Agreement by Cerner to Company are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the "Code"), licenses to rights to "intellectual property" as defined in the Code. The parties agree that Company, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. The parties further agree that, in the event of the commencement of bankruptcy proceeding by or against Cerner under the Code, Company shall be entitled to retain all of its rights under this Agreement.

                                 3.SUPPORT

3.1  Software Support.  Cerner shall provide to Company Software Support
     ----------------
services for all Licensed Software (excluding, however, any modifications to the Licensed Software not made by Cerner, or under Cerner's direction, oversight, control or supervision and any Licensed Software to the extent affected by such modifications) during the Free Support Period, at no additional charge, subject to the terms and conditions set forth in Schedule B. Thereafter, subject to the following sentence, Cerner shall make Software Support available to Company, at Company's sole option, at the monthly Software Support services fees set forth in Schedule B hereto. Cerner shall make Software Support services available for at least five (5) years from the conclusion of the Free Support Period.

3.2  Termination of Support.  Company may terminate Software Support services
     ----------------------
hereunder, at its convenience, by providing thirty (30) days prior notice to Cerner. In addition, Company may terminate Software Support services, upon notice to Cerner, in the event Cerner breaches or fails to perform any of its Software Support obligations hereunder.

                                 4.PAYMENTS

4.1  Software Support Fees.  Should Company wish to receive Software Support
     ---------------------
services following the Free Support Period, then Cerner shall issue invoices for Software Support services fees (pursuant to Section 3.1), on a monthly basis, in advance, as of the first day of each calendar month. Charges for partial month's services shall be prorated on a daily basis. Company shall pay all properly issued and undisputed invoices within thirty (30) days following receipt thereof by Company.

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                                5.WARRANTIES

5.1  General Warranty. Cerner warrants and represents to Company that: (i) with
     ----------------
respect to the Licensed Software (set forth on Part I of Schedule A) that is ready for General Release (excluding, however, any modifications to the Licensed Software which were neither made by Cerner nor under Cerner's direction, oversight, control or supervision and any Licensed Software to the extent affected by such modifications), such Licensed Software shall be free from any material defects in materials and workmanship and remain in good working order and perform all the functions and operate in accordance with this Agreement and their respective General Documentation for so long as Cerner is obligated to provide Software Support services for such Licensed Software; (ii) the Licensed Software (set forth on Part I of Schedule A) (including all Software Updates thereto) to the extent used as products or modules provided by Cerner (excluding, however, any modifications to the Licensed Software which were neither made by Cerner nor under Cerner's direction, oversight, control or supervision and any Licensed Software to the extent affected by such modifications), shall be fully operational and usable in accordance with the terms and conditions of this Agreement; and (iii) Cerner is not aware of any material problems or difficulties concerning the Licensed Software (set forth on Part I of Schedule A) which might affect or adversely impact on Company's use and enjoyment of the Licensed Software as contemplated herein or in any Related Agreement. Notwithstanding anything to the contrary contained in this Agreement, the use of Cerner provided end-user tools, including, without limitation, Cerner's OCF "Private Data Extent", to extend the functionality of the Licensed Software will not be considered a modification of the Licensed Software for all purposes of this Agreement, and shall in no event reduce, void, or eliminate Cerner's obligations under this Agreement with respect to such Licensed Software, including, without limitation, Cerner's warranties and representations, indemnification and support obligations hereunder.

5.2  Ownership Warranty.  Cerner warrants and represents that it owns or
     ------------------
otherwise has the irrevocable right to license the Licensed Software to Company hereunder and that it possesses all rights and interests in the Licensed Software necessary to enter into this Agreement.

5.3  Encumbrances.  Cerner warrants and represents that the Licensed Software,
     ------------
upon the Effective Date and at all times thereafter, shall be free and clear of all liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever which might affect or adversely impact on Company's use of the Licensed Software.

5.4  Required Consents/No Conflicts.  Cerner warrants and represents that no
     ------------------------------
approval, authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any person, entity or governmental authority is necessary for the execution and delivery of this Agreement. Cerner warrants and represents that neither the execution and delivery of this Agreement, nor the grant of licenses hereunder will conflict with or violate any other license, instrument, contract, agreement, or other commitment or arrangement to which Cerner is a party or by which Cerner is bound.

5.5  Litigation.  Cerner warrants and represents that no claim, action, suit,
     ----------
proceeding, inquiry, hearing, arbitration, administrative proceeding, or investigation (collectively, "Litigation") is pending or threatened against Cerner, its present or former directors, officers, or employees, affecting, involving, or relating to the Licensed Software. Cerner knows of no facts that could reasonably be expected to serve as the basis for Litigation against itself, its present or former directors, officers, or employees, affecting, involving, or relating to the Licensed Software.

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5.6  Documentation.  Cerner warrants and represents that the General
     -------------
Documentation shall at all times be complete, accurate and correct in all material respects and shall describe the proper procedures for installing and operating the Licensed Software, and shall provide sufficient information to enable Company personnel to install and operate the Licensed Software.

5.7  Virus Warranty.  Cerner warrants and represents that the Licensed Software
     --------------
does not and will not contain, any program routine, device, or other undisclosed feature, including, without limitation, a time bomb, virus, software lock, drop-dead device, malicious logic, worm, trojan horse, bug, error, defect or trap door, that is capable of deleting, disabling, deactivating, interfering with, or otherwise harming the Licensed Software, Company's hardware, data, or computer programs or codes, or that is capable of providing access or produce modifications not authorized by Company.

5.8  No Infringement.  Cerner warrants and represents that the Licensed Software
     ---------------
and all components thereof do not infringe upon the intellectual property rights, including without limitation the patent, copyright, trademark or trade secret rights, of any third parties, nor will the use of the Licensed Software or any component thereof by Company subject any third party to such an infringement.

5.9  Millennium Compliance.  Cerner warrants and represents that the Licensed
     ---------------------
Software shall be Millennium Compliant. Any modification necessary to make the Licensed Software Millennium Compliant, including date century recognition, calculations which accommodate same century and multi-century formulas and date values, that reflect the century, shall be provided by Cerner at no additional charge to Company.

5.10 New Releases.  Cerner warrants and represents that no Software Update to
     ------------
Licensed Software within a Cerner software architectural family will materially degrade the functionality, capabilities or features of the Licensed Software as of the time first released. Company shall have the right to refuse any particular Software Update and Cerner (if requested by Company during the term of Software Support) will make any error corrections and bug fixes in the Licensed Software used by the Company and contained in such Software Update, regardless of such refusal. Cerner agrees that it shall advise Company in advance of any New Architecture of Cerner software which may cause a degradation of functionality, capabilities or features or in the event it shall not be backward compatible. Notwithstanding the foregoing, at any time that Cerner is providing Software Support to Company, Cerner shall provide all necessary tools and assistance to convert and migrate any data files or databases to be utilized in any Software Update, including to a New Architecture to the extent available from Cerner. In the event any such tools are not available, Cerner shall provide to Company reasonable methodology for converting and migrating such data files and databases.

5.11 Remedies for Breach of Warranty.  In the event of breach of any of the
     -------------------------------
warranties contained in this Agreement, Cerner shall provide, promptly and at no cost to Company, the necessary steps required to meet said warranties. In the event Cerner cannot meet the warranties within thirty (30) days from notice provided by Company, Company shall have the right, at Cerner's expense, to engage a mutually acceptable consulting firm to devote immediate efforts to assist in resolving any breaches of the warranties. Such consulting firm shall issue a written report to both Company and Cerner with its suggested solutions to the problems. Cerner shall immediately effect whatever solutions are recommended and acceptable to Company without any cost to Company unless Company agrees otherwise, in writing. In the event Company and Cerner are unable to mutually agree on a consulting firm as provided above, then such consulting firm shall be selected in accordance with the following procedure: (i) each party shall name a consulting firm within five (5)

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business days of the date the parties conclude they are unable to mutually agree on a consulting firm, then (ii) within five (5) business days such consulting firms are named by the parties, such consulting firms shall select a third consulting firm to provide consulting services described above.

5.12 Software Under Development.  Company specifically understands and
     --------------------------
acknowledges that certain of the Licensed Software is still under development. To the extent Company requests such Licensed Software, such Licensed Software shall be designated as "Under Development" on Schedule A. The warranties of Sections 5.1 and 5.6 shall not apply to Licensed Software designated as "Under Development" until such Licensed Software is available for General Release, at which time Schedule A will be deemed to be amended to cause such Licensed Software to be no longer "under development".

                             6.INDEMNIFICATION

6.1  Cerner Indemnity.  Cerner, at its own expense, shall indemnify and hold
     ----------------
harmless Company and defend any action brought against Company with respect to any claim, demand, cause of action, debt, liability or expense, including attorneys' fees, arising out of or based upon: (a) the Licensed Software, Documentation, or any component thereof (excluding, however, any modifications to the Licensed Software which were neither made by Cerner nor under Cerner's direction, oversight, control or supervision), infringing or violating any patents, copyrights, trademarks, trade secrets, licenses, or other proprietary rights of any third party; (b) claims for personal or bodily injury or damage to property (tangible and intangible) arising out of the negligent or intentional acts of Cerner, its employees or subcontractors or arising out of the negligent design of the Licensed Software (excluding, however, to the extent caused by any modifications to the Licensed Software which were neither made by Cerner nor under Cerner's direction, oversight, control or supervision); or (c) any claims which involve a breach of Cerner's representations, warranties or obligations hereunder. Company may, at its own expense, assist in such defense if it so chooses, provided that Cerner shall control such defense and all negotiations relative to the settlement of any such claim. Cerner shall not settle any claim that adversely affects any rights of Company, without Company's prior written consent. Company shall promptly provide Cerner with written notice of any claim that Company believes falls within the scope of this Section. At any time after Cerner becomes aware of any such claim under subsection (a) herein, or in the event that the Licensed Software or any portion thereof is held to constitute an infringement or its use is enjoined, Cerner shall have the additional obligation to, at its option and at its own expense: (i) modify the infringing item without impairing in any material respect the functionality or performance, so that it is non-infringing; (ii) procure for Company the right to continue to use the infringing item; or (iii) replace the infringing item with an equally suitable, non-infringing software, which Company shall have the right to subject to reasonable acceptance testing.

6.2  Company Indemnity. Company, at its own expense, shall indemnify and hold
     -----------------
harmless Cerner and defend any action brought against Cerner with respect to any claim, demand, cause of action, debt, liability or expense, including attorneys' fees ("Liability"), arising out of or based upon: (a) any modifications to the Licensed Software, Documentation or any component thereof not made by Cerner or under Cerner's direction, oversight, control or supervision; (b) Company's use of the Licensed Software, Documentation or any component thereof outside the scope of license set forth herein; (c) claims for personal or bodily injury or damage to property (tangible and intangible) arising out of the negligent or intentional acts of Company, its employees or subcontractors; or (d) any claims which involve a breach of Company's representations, warranties or obligations hereunder. Cerner may, at its own expense, assist in such defense if it so chooses, provided that

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Company shall control such defense and all negotiations relative to the settlement of any such claim. Company shall not settle any claim that adversely affects any rights of Cerner, without Cerner's prior written consent. Cerner shall promptly provide Company with written notice of any claim that Cerner believes falls within the scope of this Section.

                          7. LIMITATION OF LIABILITY

7.1  Limitation of Liability.  IN NO EVENT SHALL EITHER CERNER OR COMPANY BE
     -----------------------
LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES. IN ADDITION, THE CUMULATIVE LIABILITY OF EITHER PARTY TO THE OTHER PARTY FOR ALL CLAIMS WHATSOEVER RELATED TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ANY CAUSE OF ACTION IN CONTRACT, TORT OR STRICT LIABILITY, SHALL NOT EXCEED THREE MILLION DOLLARS ($3,000,000). CERNER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE RIGHT TO SEEK INJUNCTIVE RELIEF SOLELY FOR THE PURPOSE OF ENJOINING COMPANY'S USE OF THE LICENSED SOFTWARE BEYOND THE SCOPE OF USE PERMITTED PURSUANT TO THIS AGREEMENT AND THUS RESTRICTING COMPANY'S SCOPE OF USE TO THAT PERMITTED PURSUANT TO THIS AGREEMENT AND THE CONFIDENTIALITY PROVISIONS OF SECTION 9.1 HEREOF, CERNER'S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THIS AGREEMENT BY COMPANY, OR FAILURE BY COMPANY TO PERFORM ANY OF ITS OBLIGATIONS HEREUNDER, SHALL BE LIMITED TO CERNER'S RECOVERY OF MONETARY DAMAGES ONLY (SUBJECT TO THIS SECTION
7), AND CERNER SHALL NOT HAVE THE RIGHT (AND CERNER HEREBY WAIVES ITS RIGHT) TO SEEK OR OBTAIN ANY OTHER INJUNCTIVE RELIEF. THE LIMITATIONS SET FORTH IN THIS
SECTION 7.1 SHALL NOT APPLY TO THIRD PARTY CLAIMS TO WHICH A PARTY IS ENTITLED TO INDEMNIFICATION OR CONTRIBUTION FROM THE OTHER PARTY PURSUANT TO THIS AGREEMENT OR AS A MATTER OF LAW.

                                 8. OWNERSHIP

8.1  Ownership. Except for the rights granted herein to Company, Cerner reserves
     ---------
and retains all right, title and interest in and to the Licensed Software and any customizations or other modifications made to the Licensed Software by or under the direction of Cerner. In addition, any customizations or other modifications made to the Licensed Software by Company or any third party on behalf of Company ("Company Enhancements"), shall be owned exclusively by Cerner, except for any proprietary or confidential information of Company contained therein. In addition, Cerner hereby grants to Company a perpetual, irrevocable, royalty-free, exclusive license to use, modify, copy, enhance, display, perform, distribute, transmit, adapt, maintain, customize, and create derivative works of, the Company Enhancements, in both object code and Source Code forms, subject to the terms of this Agreement (including, without limitation, Section 2.3 hereof). In addition, Cerner may not use the Company Enhancements to compete, directly or indirectly, with Company's provision of the "prescription services" component of the Restricted Services for a period of three (3) years following the expiration of the Non-Competition Agreement.

                              9. CONFIDENTIALITY

9.1  Confidentiality.  Cerner will receive or learn from Company, and Company's
     ---------------
parents, subsidiaries and affiliates, and Company will learn from Cerner, information, both orally and in writing, concerning the business of Company or Cerner, respectively, including, without limitation, financial, technical and marketing information, data, and information related to the development of technology and services relating to Company's and Cerner's business, as the case may be, and the Licensed Software, which information is deemed, in the case of Company, proprietary to Company and, in the case of Cerner, proprietary to Cerner. Both parties hereby agree, as set forth below, to protect such information, whether furnished before, on or after the date of this Agreement, as it protects its own similar confidential information, but never less than commercially reasonable efforts, and not to disclose such information to anyone except as otherwise provided for in this Agreement. Such information, in whole or in part, together with analyses, compilations, programs, reports, proposals, studies or any other documentation prepared by the parties, as the case may be, which contain or otherwise reflect or make reference to such information, is hereinafter referred to as "Confidential Information". Both parties hereby agree that the Confidential Information will be used solely for the purpose of this Agreement and not for any other purpose. Both parties further agree that any Confidential Information pertaining to the other party is the sole and exclusive property of such other party, and that the receiving party shall not have any right, title, or interest in or to such Confidential Information except as expressly provided in this Agreement. Both parties further agree to protect and not to disclose to anyone (except as provided in this Agreement) for any reason Confidential Information pertaining to the other party; provided, however, that:
(a) such Confidential Information may be disclosed to the receiving party's respective officers, directors, employees, agents, or representatives (collectively, our "Representatives") on a "need to know" basis for the purpose of this Agreement on the condition that (i) each such Representative will be informed by the receiving party of the confidential nature of such Confidential Information and will agree to be bound by the terms of this Agreement and not to disclose the Confidential Information to any other person and (ii) both parties agree to accept full responsibility for any breach of this Section 9 by its respective Representatives; and (b) Confidential Information pertaining to the other party may be disclosed upon the prior written consent of the other party. Both parties hereby agree, upon the request of the other party, to promptly deliver to the other party at its cost the Confidential Information pertaining to such other party, without retaining any copies thereof. Specifically and without limitation, Company agrees (i) to reproduce (and refrain from removing or destroying) copyright and proprietary rights notices which are placed on the Licensed Software, (ii) erase or otherwise destroy, prior to disposing of media, all portions of Licensed Software contained on such media, and (iii) notify Cerner promptly in writing upon any Company officer or director learning of any unauthorized disclosure or use of the Licensed Software, and reasonably cooperate with Cerner to cure any unauthorized disclosure or use of the Licensed Software, and cooperate fully and promptly with Cerner to cure any unauthorized disclosure or use of the Licensed Software, at Cerner's cost, unless caused by breach of this Agreement by Company. Cerner agrees that Company's use and distribution of the Licensed Software pursuant to and in accordance with the terms of this Agreement shall not be a violation of this Section 9.1.

9.2  Non-Confidential Information.  The term "Confidential Information" shall
     ----------------------------
not include any information: (i) which at the time of disclosure or thereafter is generally available to or known by the public (other than as a result of a disclosure directly or indirectly by the receiving party); (ii) is independently developed by the receiving party, without reference to or use of, the Confidential Information of the other party; (iii) was known by the receiving party as of the time of disclosure without a breach of confidentiality; (iv) is lawfully learned from a third party not under obligation to the disclosing party; or (v) is required to be disclosed pursuant to a subpoena, court order or other legal process, whereupon the receiving party shall provide prompt written notice to the other party prior to such disclosure.

                                  10. GENERAL

10.1 Force Majeure.  Except as expressly provided to the contrary in this
     -------------
Agreement, neither party shall be liable to the other for any delay or failure to perform due to causes beyond its reasonable control. Performance times shall be considered extended for a period of time equivalent to the time lost because of any such delay.

10.2 Notices.  Wherever under this Agreement one party is required or permitted
     -------
to give notice to the other, such notice shall be deemed given when delivered in hand, when telecopied or faxed and receipt confirmed, when sent by overnight courier service to the address specified below, or when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

                    In the case of Company:

                         Synetic Healthcare Communications, Inc.
                         c/o Synetic, Inc.
                         669 River Drive
                         Elmwood Park, New Jersey 07407
                         Attn: President
                         fax: (201) 703-3401

                    With a copy to:

                         Synetic, Inc.
                         669 River Drive
                         Elmwood Park, New Jersey 07407
                         Attn: General Counsel
                         fax: (201) 703-3401

                    In the case of Cerner:
                         Cerner Corporation
                         2800 Rockcreek
                         Kansas City, Missouri 64117
                         Attn: President
                         fax: (816) 474-1742

                    With a copy to:
                         Cerner Corporation

                         2800 Rockcreek
                         Kansas City, Missouri 64117
                         Attn: General Counsel
                         fax: (816) 474-1742

Either party hereto may from time to time change its address for notification purposes by giving the other written notice of the new address and the date upon which it will become effective.

10.3 Governing Law.  This Agreement shall be governed by, subject to, and
     -------------
interpreted in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

10.4 Severability.  In the event any provision hereof shall be deemed invalid or
     ------------
unenforceable by any court or governmental agency, such provision shall be deemed severed from this Agreement and replaced by a valid provision which approximates as closely as possible the intent of the parties. All remaining provisions shall be afforded full force and effect.

10.5 No Waiver.  No delay or omission by either party hereto to exercise any
     ---------
right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

10.6 Independent Contractor.  In performance of this Agreement, Cerner is acting
     ----------------------
as an independent contractor. Personnel supplied by Cerner hereunder are not Company's personnel or agents, and Cerner assumes full responsibility for their acts. Cerner shall be solely responsible for the payment of compensation to Cerner's employees and subcontractors assigned to perform services hereunder, and such employees and subcontractors shall be informed that they are not entitled to the provision of any employee benefits of Company. Company shall not be responsible for payment of workers' compensation, disability benefits, unemployment insurance or for withholding income taxes and social security for any Cerner employee or subcontractor, but such responsibility shall be that of Cerner.

10.7 Personnel Rules and Regulations.  Cerner personnel and subcontractors will
     -------------------------------
comply with Company's security regulations particular to each work location, including any procedures which Company personnel and other consultants are normally asked to follow. Cerner personnel and subcontractors, when deemed appropriate by Company, will be issued visitor identification cards. Each such card will be surrendered by Cerner personnel and subcontractors upon demand by Company or upon termination of Cerner's services hereunder. Unless otherwise agreed to by the parties, Cerner personnel and subcontractors shall observe the working hours, working rules and holiday schedules of Company while working on Company's premises.

10.8 Assignment.  This Agreement shall be binding upon the parties and their
     ----------
respective successors, representatives and permitted assigns. Neither party may assign this Agreement, without the prior written consent of the other party, except that either party hereto may assign its rights hereunder to an affiliate of such party and either party may, without the consent of the other party, assign and delegate this Agreement and its rights and obligations hereunder in connection with a merger, consolidation or sale of substantially all of its assets (which sale shall include the assignment and assumption of all rights and obligations under the Related Agreements); provided, however, that any such assignment shall not relieve the assigning party of its obligations hereunder.

10.9   Availability of Records. Cerner agrees that the Secretary of the
       -----------------------
Department of Health and Human Services (the "Secretary") and the Comptroller of the United States, or the designee or duly authorized representative of either of them, shall have access to all books and records of Cerner pertaining to the subject matter of this Agreement and the provisions of services under it, in accordance with the criteria presently or hereafter developed by the Department of Health and Human Services as provided in Section 952 of the Omnibus Reconciliation Act of 1980 (the "Act"). Upon request of the Secretary, the Comptroller General, or the designee or authorized representative of either of them, Cerner shall make available (at reasonable times and places during normal business hours) this Agreement, and all books, documents and records of Cerner that are necessary to verify the nature and extent of the costs of the services provided by Cerner furnished in connection with this Agreement. Notwithstanding the foregoing provisions, the access to the books, records and documents of Cerner and any related organization provided for herein shall be discontinued and become null and void upon a finding by a court of quasi-judicial body of competent jurisdiction that this Agreement is outside the scope of the regulatory or statutory definition of those contracts and agreements included within the purview of Section 952 of the Act or the rules and regulations promulgated thereunder.

10.10  October 2, 1998 Cerner System Agreement. The representations, warranties,
       ---------------------------------------
indemnities, limitations of liability, remedies and Support Services provided for in this Agreement supercede those provided for in the Cerner System Agreement dated October 2, 1998 between Cerner and Avicenna (the "System Agreement", which has been assigned to the Company) with respect to the Licensed Software that is also subject to the System Agreement. Any exercise of any rights hereunder (including, without limitation, those rights contained in Section 2.3 hereof) shall not be a violation of the System Agreement.

10.11  Third Party Operating Systems.  The object code version of the
       -----------------------------
Licensed Software requires a third-party operating system, and in some instances a third-party database, in order to operate. Cerner makes no representations or warranties concerning the third-party operating systems or databases.

10.12  Survival.  Sections 2.1, 2.2, 2.3, 2.4, 2.7, 2.8, 5, 6, 7, 8, 9 and 10
       --------
shall survive the termination of this Agreement.

10.13  Entire Agreement.  Each party acknowledges that this Agreement, including
       ----------------
the Schedules attached hereto and the documents incorporated by reference herein constitute the complete and exclusive statement of the terms and conditions between the parties, which supersedes all prior proposals, understandings and all other agreements, oral and written, between the parties relating to the subject matter of this Agreement. This Agreement may not be modified or altered except by a written instrument duly executed by both parties.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement the date and year first written above by their fully authorized representatives.

SYNETIC HEALTHCARE                           CERNER CORPORATION
COMMUNICATIONS, INC.


By: /s/ David J. Schlanger                    By: /s/ Robert Dieterle
   -------------------------                    -----------------------------

Name: David J. Schlanger                   Name:  Robert Dieterle
     -------------------------                  -----------------------------

Title: Senior Vice President               Title: Senior  Vice President and
      ------------------------                   ----------------------------
                                                  General Manager
                                      15